Exhibit 99.1
Purchase agreement dated September 7, 2011

SECOND AMENDMENT
TO
MASTER AGREEMENT

This is a Second Amendment (the “Second Amendment”) to that certain Master Agreement (the “Agreement”), dated the 9th day of May, 2011 (the "Effective Date"), by and between the ORLANDO RESERVOIR NO. 2 COMPANY, LLC, a Colorado limited liability company ("Orlando"), and FAMILY RANCH HOLDINGS, LLC, a Colorado limited liability company (referred to hereinafter as "Seller"), on the one hand, and TRWC, INC., a Colorado corporation, a wholly owned entity of TWO RIVERS WATER COMPANY, a Colorado corporation (“TWO RIVERS”), TRW ORLANDO WATER ASSETS, LLC, a Colorado limited liability company ("TRW"), and TWO RIVERS FARMS F-2, LLC, a Colorado limited liability company (“F-2”) (collectively referred to hereinafter as "Buyer"), on the other hand.  Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”  The Master Agreement was previously amended by that certain First Amendment to Master Agreement executed on July 28, 2011 (the "First Amendment").  The Master Agreement, as modified by the First Amendment, is hereafter referred to as the "Agreement."  Capitalized terms used herein if not separately defined in this Second Amendment shall have the meanings set forth in the Agreement.  To the extent of any inconsistencies between the terms of this Second Amendment and the Agreement, the terms of this Second Amendment shall control.
Recitals
A.           On May 9, 2011 the Parties entered into the Agreement with an anticipated Closing for the end of June, 2011.
B.           Buyer previously extended the Closing once, and completed an initial, first phase  partial Closing, and extended the final Closing to provide Buyer additional time to complete its fund raising.

C.           Buyer has now been successful in raising approximately 87.5% of the funds needed to complete the transaction and has confidence that it will be successful in raising the remainder of the funds needed to complete all of the purchase contemplated by the Agreement.
D.           Buyer desires to complete the Closing by executing a promissory note for the remaining balance of the funds needed to complete the Closing, and Seller is willing to accept that promissory note on the terms and conditions of this Second Amendment.
E.           The Parties are entering into this Second Amendment to specify the terms and conditions by which the second phase of the Closing will be accomplished and to make certain adjustments to the Agreement to accommodate the second phase of the Closing.
Agreement
In consideration of the foregoing Recitals which are incorporated herein by this reference, the covenants contained herein and other good and valuable consideration, the adequacy of which is acknowledge, the Parties agree as follows:
I.           Purchase and Funding of Orlando
Second Closing
1.1.           Funding of Orlando. To complete the second phase of the two-phase Closing, at the second closing (the “Second Closing”), Seller will transfer to Orlando the approximately 1,399 acres of real property described on Exhibit A to this Second Amendment and incorporated herein by this reference (the “Remaining Irrigable Land”).  The Parties have agreed that there is no need to transfer the Remaining Irrigable Land to Farm Land, LLC, but instead, all lands to be purchased will be merely transferred into Orlando.

1.2.           Purchase Price.  At the Second Closing, Seller shall sell and Buyer shall purchase the remaining one half (1/2) of the membership interest in Orlando for the balance remaining on the original Purchase Price of One Million Five Hundred Thousand ($1,500,000.00), which remaining balance is Seven Hundred Thousand Dollars ($700,000.00) (the “Second Closing Purchase Price”), Buyer having previously paid to Seller the sum of Eight Hundred Thousand Dollars ($800,000.00).  The Second Closing Purchase Price shall be payable as follows:
           1.2.1           Five Hundred Twelve Thousand Five Hundred Dollars U.S. ($512,500.00) cash or other good funds payable at the Closing.  The total payment by Buyer to Seller in cash of One Million Three Hundred Twelve Thousand Five Hundred Dollars ($1,312,500.00) being 87.5% of the cash portion of the Purchase Price.
1.2.2           Execution and delivery to Seller of Buyer's Promissory Note in the original principal amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) (the "Note") in the form attached hereto as Exhibit B and incorporated herein by this reference.  The execution of the Note will result in the cancelation and payment in full of the $3,000,000.00 promissory note dated January 28, 2011.
1.2.3           Execution and delivery of the Deed of Trust attached hereto as Exhibit C which Deed of Trust shall secure the Note and encumbers the approximately 188 acres of real property as described in the Deed of Trust.
1.2.4           Delivery to Seller of Two Hundred Fifty Thousand (250,000) shares of the common stock of Two Rivers Water Company, par value $.001 per share (the "Remaining Shares") as payment against the balance of the Purchase Price for Orlando.  The  Remaining Shares are traded on the Over-the-Counter market on the OTC QB Board under the symbol “TURV.”  The Remaining Shares shall be subject to the terms and conditions of the Metering Agreement attached as Exhibit E to the Agreement, which Metering Agreement shall be executed at the Second Closing as a condition to delivery of the Remaining Shares.
1.2.5           Delivery to Seller of Seventy-Five Thousand (75,000) shares of the common stock of Two Rivers Water Company, par value $.001 per share (the "Remaining Additional Shares").  The Remaining Additional Shares shall be subject to the same restrictions as the Shares under Section 1.2.4 above.

II.     Second Closing
2.1.           Time and Place.  The Second Closing shall be at the offices of Mulliken Weiner Berg & Jolivet, P.C., 102 South Tejon Street, Suite 900, Colorado Springs, Colorado on September 7, 2011, or on an earlier date mutually agreed to by the Parties hereto (the “Closing Date”).
2.2.           Procedure - Second Closing. At the Second Closing, the following shall occur:
(a)           Seller shall assign to Two Rivers Water Company the remaining one-half (1/2) of its Membership Interests in Orlando;
(b)           Buyer shall make a wire transfer of good funds or deliver a certified or cashier’s check or other good funds in the amount of $512,500.00 payable to Family Ranch Holdings, LLC;
(c)           Buyer shall execute and deliver to Seller the Promissory Note attached as Exhibit B and the Deed of Trust attached as Exhibit C;
(d)           Buyer shall cause to be delivered to Family Ranch Holdings, LLC within two weeks from the Closing Date the Remaining Shares and the Remaining Additional Shares;
(e)           Buyer and Seller shall execute and deliver any other agreements necessary or helpful to close this transaction; and

(f)           Buyer and Seller shall execute the First Amendment to the Service Agreement in the form of Exhibit D attached hereto, including the Memorandum thereof (the "First Amendment").
Seller has determined that it does not require execution and recording of the Project Covenants as was contemplated by Article II of the Master Agreement.
           2.3.           Closing Costs.  Any closing fees charged by the closing agent shall be divided equally between the Parties.
2.4           Post-Closing Adjustment and Easement for Farm Land and Ponds.  In order to timely complete the Second Closing, Seller will convey to Buyer approximately 1,399 acres of land, which is approximately 49 acres of ground more than that required to complete the Second Closing and convey a total of 1,500 acres of irrigable land required by the Agreement (the Parties acknowledging that Seller conveyed approximately 150 acres of irrigable and 100 acres of Farm Land at the First Closing).  The Parties also acknowledge that, in addition to obtaining fee title to the 1,500 acres of Irrigable Land, Buyer will need an easement of some ground around or adjacent to the Irrigable Land to accommodate the farming operations, including sites for roads and a few ponds (the “Farming Easement”).  The area attached hereto as Exhibit E identifies the boundary of the area in which the Farming Easement will be granted.  Buyer shall be entitled to access and use the area shown on Exhibit E on a non-exclusive basis from and after the date of the Second Closing through January 28, 2014 (the “Initial Farming Area”).  From after the date of the Second Closing, the Parties agree to cooperate in good faith to more particularly identify that additional land reasonably needed to support the farming of the Irrigable Land (the “Farm Land”), and which of the deeded acres are to constitute the Irrigable Land to accommodate the practical application of irrigation water to the land, both of which shall be within, but not necessarily include all of, the Initial Farming Area.  The Parties shall also cooperate in good faith the finalize the terms and conditions of the easement of that Farm Land.  Buyer acknowledges that Seller will also need to utilize and retain some rights within the Farm Land although granted to Buyer through an easement.  Accordingly, from and after the Closing, the Parties agree to negotiate in good faith to more accurately identify the Irrigable Land and execute and record a deed or deeds as necessary to provide Buyer with 1,500 acres of Irrigable Land plus the ponds, but not in excess of 1,549 acres total, which cooperation shall include deeding back to Seller any acres in excess of the 1,500 acres of Irrigable Land as required.  The Parties shall also cooperate in good faith to specify the description of the Farm Land and shall execute a formal easement for same, all on terms and conditions mutually agreeable to the Parties.  The Parties agree to complete this process on or before January 28, 2014.

2.5           Obligations of Orlando.  The Parties acknowledge that there may be outstanding obligations of Orlando, but to the best knowledge of Seller none exist at the time of Closing.  The Parties agree that Seller, while representing that no obligations exist, shall remain responsible for any and all existing obligations of Orlando as of the date of the Second Closing, and for any obligations of Orlando that are attributable to the actions of Seller or Seller’s agents.  Buyer shall be responsible for any and all obligations of Orlando from and after the date of the Second Closing, and for any obligations of Orlando that are attributable to the actions of Buyer or Buyer’s agents.
2.6.           Future Assurances.  From and after the Second Closing, the Parties agree to execute and deliver such other and further documents and agreements as may be requested by a Party to more fully implement and document the intent of the Parties as set forth in the Agreement, as modified by this Second Amendment.
2.7.           Survival.  Except as modified by this Second Amendment, all of the terms and conditions of the Agreement remain in full force and effect as currently stated therein and shall survive the Second Closing.
           This Second Amendment is executed to be effective as of the 7th day of September, 2011.

SELLER:

ORLANDO RESERVIOR NO. 2 COMPANY,LLC, a Colorado limited liability company

By:
       Manager

FAMILY RANCH HOLDINGS, LLC,
                                                                a Colorado limited liability company

                                                                By:
                                                                        Manager

                                                                BUYER:

TWO RIVERS WATER COMPANY
A Colorado corporation

By:
       Wayne Harding

Its:  Chief Financial Officer and Secretary

                                                                TRWC, INC., a Colorado corporation d/b/a
                                                                TWO RIVERS WATER COMPANY

                                                                By:
                                                                           Wayne Harding
Its:  Chief Financial Officer and Secretary

TRW ORLANDO WATER ASSETS, LLC

By:
       By: Wayne Harding
Its:  Chief Financial Officer and Secretary

TWO RIVERS FARMS F-2, LLC

By:
       By: Wayne Harding
Its:  Chief Financial Officer and Secretary